Exhibit 99.2

News Release

Investor Contact: Mike Mullin, director, investor relations, (972) 443-6636

Media Contact: Steve Boone, director, global communications and public affairs, (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Names Michael S. Taff Chief Financial Officer

DALLAS, Nov. 21, 2011 — Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced that Michael S. Taff has been named the company’s senior vice president and chief financial officer. Taff will formally join the company after completing his consulting duties with his former employer, which is expected in early 2012. He will report to Mark Blinn, president and chief executive officer.

“Michael is an ideal fit for the CFO position at Flowserve and we are excited to have him join the company,” said Blinn. “He has a wealth of accounting and corporate finance experience and his strong background in the global energy, industrial and infrastructure markets will be tremendously valuable as we continue to move forward and grow our business.”

Taff, 49, most recently served as senior vice president and chief financial officer for The Babcock & Wilcox Company, a $2.7 billion leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets, as well as a premier advanced technology and mission critical defense contractor.

Prior to that role, Taff was senior vice president and chief financial officer for McDermott International, Inc., a $6 billion leader in designing and executing complex offshore oil and gas projects, which spun off The Babcock & Wilcox Company. As McDermott CFO, Taff oversaw financial functions including accounting, tax, investor relations, treasury, internal audit and controls, financial reporting, and financial analysis and information technology. Taff earlier served as chief accounting officer at McDermott.

Taff has also held finance leadership roles at HMT, Inc., Philip Services Corporation and British Petroleum Oil Company. He spent nine years in public accounting at Price Waterhouse, has a bachelor of business administration degree in accounting from Stephen F. Austin State University and is a certified public accountant.

Richard J. Guiltinan, the company’s current senior vice president, finance and chief accounting officer, previously announced his planned retirement in 2012 and will work closely with Taff for an orderly transition of financial leadership responsibilities at the company.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s website at www.flowserve.com.

SAFE HARBOR STATEMENT: SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, particularly in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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